WARRANT NO. 1


THE SECURITIES REPRESENTED BY THIS CERTIFICATE, AND THE SECURITIES ISSUED UPON EXERCISE HEREOF, MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

VOID AFTER 3:30 P.M., DENVER, COLORADO TIME, ON NOVEMBER 30, 2007.

                                                             Warrant to Purchase
                                                  280,000 Shares of Common Stock

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK
                                       OF
                        PAK MAIL CENTERS OF AMERICA, INC.


This is to certify that, FOR VALUE RECEIVED, D. P. KELLY & ASSOCIATES, L.P. or registered assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from PAK MAIL CENTERS OF AMERICA, INC., a Colorado corporation ("Company"), at any time not later than 3:30 p.m., Denver, Colorado Time, on November 30, 2007 (the "Expiration Date") Two Hundred Eighty Thousand (280,000) shares of common stock, having $0.001 par value, of the Company ("Common Stock") at an exercise price, subject to adjustment as set forth below, of $0.10 per share. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth. The shares of the Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

          (a) Exercise of Warrant. Subject to the provisions of Sections (h) and
     (m) hereof, this Warrant may be exercised in whole or in part at any time, and from time to time not later than 3:30 p.m., Denver, Colorado time, on November 30, 2007, or if November 30, 2007 is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form, together with all federal and state taxes applicable upon such exercise. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office or agency of the Company, in



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     proper form for  exercise,  the Holder  shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such securities shall not then be actually delivered to the Holder.

          (b) Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant.

          (c) Exchange, Assignment or Loss of Warrant. This Warrant is assignable and exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may not be sold, transferred, assigned, or hypothecated except in compliance with the Securities Act of 1933, as amended, and any applicable state securities laws. Any such assignment shall be made by surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant promptly shall be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification including a surety bond, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

          (d) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.


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          (e) Anti-Dilution Provisions.

               (1) Stock Splits and Stock Dividends. In case the Company shall at any time issue Common Stock by way of dividend or other distribution on any stock of the Company or subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution) or decreased in the case of such subdivision or increased in the case of such combination (on the date that such subdivision or combination shall become effective).

               (2) No Adjustment for Small Amounts. Anything in this Section (e) to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Exercise Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Exercise Price by at least one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Exercise Price by at least two cents, such change in the Exercise Price shall thereupon be given effect.

               (3) Number of Shares Adjusted. Upon any adjustment of the Exercise Price, the holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the number of Shares, calculated to the nearest full share, obtained by multiplying the number of shares of Common Stock initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the new Exercise Price.

               (4) Common Stock Defined. Whenever reference is made in this Section (e) to the issue or sale of shares of Common Stock, the term "Common Stock" shall mean the Common Stock of the Company of the class authorized as of the date hereof and any other class of stock ranking on a parity with such Common Stock. However, subject to the provisions of Section (i) hereof, shares issuable upon exercise hereof shall include only shares of the class designated as Common Stock of the Company as of the date hereof.

          (f) Officer's Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions of Section (e) hereof, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment and the calculation thereof. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, mail a copy of such certificate to the Holder.


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          (g) Notices to Holders.  So long as this Warrant shall be  outstanding and unexercised (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any shares of stock of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least 30 days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassifica- tion, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any, is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

          (h) Reclassification, Reorganization or Merger. Upon the occurrence of any of the following events, the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by the exercise of this Warrant, to purchase for the aggregate Exercise Price described in this Warrant the kind and amount of shares of stock and other securities, and property and interests, as would be issued or payable with respect to or in exchange for the number of shares of the Company that are then purchasable pursuant to this Warrant as if such shares had been issued to the Holder immediately before such event: (1) the reclassification, capital reorganization, or other similar change of outstanding shares of Common Stock of the Company, other than as described and provided for in Section
     (e) above; (2) the merger or consolidation of the Company with one or more other corporations or other entities, other than a merger with a subsidiary or affiliate pursuant to which the Company is the continuing entity and the outstanding shares of Common Stock, including the Shares purchasable pursuant to this Warrant, are not affected; or (3) the spin-off of assets to a subsidiary or an affiliated entity, or the sale, lease, or exchange of a significant portion of the Company's assets, in a transaction pursuant to which the Company's shareholders of record are to receive securities or other interests in a successor entity. Any such provision made by the Company for adjustments with respect to this Warrant shall be as nearly equivalent to the adjustments otherwise provided for in this Warrant as is reasonably practicable. The foregoing provisions of this Section (h) shall similarly apply to successive reclassifications, capital reorganizations and similar changes of shares of Common Stock and to successive consolidations, mergers, spin-offs, sales, leases or exchanges.


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          (i)  Dissolution.  If,  at any time  prior to the  expiration  of this
     Warrant and prior to the exercise thereof, any dissolution, liquidation or winding up of the Company shall be proposed, the Company shall cause at least 30 days' notice to be mailed by certified mail to the registered holder of this Warrant at his address as it appears on the books of the Company. Such notice shall specify the date as of which holders of record of Common Stock shall participate in any distribution or shall be entitled
     to  exchange  their  Common  Stock  for   securities  or  other   property,
     deliverable upon such dissolution, liquidation or winding up, as the case may be; to the end that, during such period of 30 days, the holders of this Warrant may exercise this Warrant and purchase Common Stock (or other stock substituted therefor as hereinbefore provided) and be entitled in respect of shares so purchased to all of the rights of the other holders of Common Stock of the Company. In case of a dissolution, liquidation or winding up of the Company, all purchase rights under this Warrant shall terminate at the close of business on the date as of which holders of record of the Common Stock shall be entitled to participate in a distribution of the assets of the Company in connection with such dissolution, liquidation or winding up (provided that in no event shall said date be less than 30 days after completion of service by certified mail of notice as aforesaid). Any Warrant not exercised prior to such time shall be void and no rights shall exist thereunder. In any such case of termination of purchase rights, a statement thereof shall be included in the notice provided for herein.

          (j) Notice. Any notices or certificates by the Company to the Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered personally (including by telex, telecopier, telegram or other acknowledged receipt) or three days following deposit in the United States mails, sent by registered or certified mail, return receipt requested, addressed as follows:

           Holder:           D. P. Kelly & Associates, L.P.
                             701 Harger Road, Suite 190
                             Oak Brook, Illinois 60521

           Company:          Pak Mail Centers of America, Inc.
                             3033 South Parker Road, Suite 1200
                             Aurora, Colorado 80014
                             Attn: John E. Kelly, President

     Any person may change the address for the giving of notice by notice duly given effective five (5) business days thereafter.


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          (k) Amendments and Waivers.  Any term,  condition or provision of this
     Warrant may be amended  and the  observance  thereof may be waived  (either
     generally  or  in  a  particular  instance  and  either   retroactively  or
     prospectively), with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance herewith shall be binding upon each such Holder, his heirs, personal representatives, successors and assigns, and the Company.

          (l) Entire Agreement. This Warrant constitutes the entire agreement among the parties hereto and supersedes any and all prior agreements whether written or oral.

          (m) Transfer to Comply With the Securities Act of 1933.

               (1) Restricted Securities. This Warrant or the Warrant Stock or any other security issued or issuable upon exercise of this Warrant may not be offered or sold except in conformity with the Securities Act of 1933, as amended, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Section (m) with respect to any resale or other disposition of such securities.

               (2) Restrictive Legend. The Company may cause the following legend to be set forth on each certificate representing Warrant Stock or any other security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

               "The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement made under the Securities Act of 1933 (the "Act"), or pursuant to an exemption from registration under the Act the availability of which is to be established to the satisfaction of the Company."



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          (n)  Applicable  Law. This Warrant shall be governed by, and construed in accordance with, the laws of the state of Colorado.

                                        PAK MAIL CENTERS OF AMERICA, INC.
ATTEST:


/s/  Raymond S. Goshorn                 By:
----------------------------------         -------------------------------------
Raymond S. Goshorn, Secretary              John E. Kelly, President


[ S E A L ]                             Date: January __, 1998


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                                  PURCHASE FORM

                                                    Dated ________________, 19__

     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _________ shares of Common Stock and ereby makes payment of $________ in payment of the actual exercise price thereof.

                        _________________________________

                      INSTRUCTION FOR REGISTRATION OF UNITS

Name____________________________________________________________________________
     (Please typewrite or print in block letters)

Address_________________________________________________________________________

Signature_______________________________________________________________________

Social Security or Employer I.D. No.____________________________________________



                        _________________________________

                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED,________________________________________________________
hereby sells, assigns and transfers unto________________________________________
________________________________________________________________________________
         (Name - please typewrite or print in block letters)

Address_________________________________________________________________________


the right to purchase Common Stock represented by this Warrant to the extent the _____ Shares as to which such right is exercisable and does hereby irrevocably constitute and appoint_________________________________________________________,
attorney, to transfer the same on the books of the Company with full power of substitution in the premises.




                                     Signature:_________________________________

                                     Dated:_____________________________________



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